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                                                                     Exhibit 5.1

                                 PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.
                           WASHINGTON, D.C. 20036-2430
                                  202-861-3900
                                FAX: 202-223-2085
                                                                  BALTIMORE
                                                                  NEW YORK
                                                                  PHILADELPHIA
                                                                  EASTON



                                                May 11, 1998

Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850

         Re:      1997 Omnibus Stock Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about May 11, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 993,000 shares (the "Shares") of Common Stock of Visual Networks, Inc. reserved for issuance under the Visual Networks, Inc. 1997 Omnibus Stock Plan (the "Plan"). As your legal counsel, we have examined the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

         It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plan and in the agreements that accompany the Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and amendments thereto.

                                                      Very truly yours,

                                                      /s/ PIPER & MARBURY L.L.P.